Exhibit 10.16

FIRST AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
COUNTRYSIDE NORTH AMERICAN PARTNERS, L.P.

This First Amendment to Amended and Restated Certificate and Agreement of Limited Partnership (the “Amendment”), effective as of December 23, 2011 (the “Effective Date”), is entered into by Howell Countryside, Inc., a New Jersey corporation (the “Operating General Partner”); National Tax Credit, Inc II, a California corporation (the “Administrative General Partner”); National Tax Credit Investors II a California limited partnership (the “Withdrawing Partner”); and HCI Properties LLC, a New Jersey limited liability company (the “Incoming Partner”) (each of the foregoing is hereinafter sometimes referred to as a “Party” and any two or more, as the context requires, are hereinafter sometimes referred to as the “Parties”), with reference to the following facts:

A.         Countryside North American Partners L.P., a New Jersey limited partnership (the “Partnership”), was formed as a limited partnership under the laws of the State New Jersey and is being governed pursuant to a Amended and Restated Agreement of Limited Partnership, dated as of January 7, 1992 (the “Partnership Agreement”).

B.         The Parties have entered into an Assignment and Assumption Agreement, dated as of November 28, 2011 (the “Assignment Agreement”), pursuant to which the Withdrawing Partner has agreed to assign its limited partnership interest in the Partnership to the Incoming Partner and the Incoming Partner agreed to acquire such interest and to pay the “Payment” (as that term is defined in the Assignment Agreement) to the Withdrawing Partner.

C.        The Parties desire to enter into this Amendment to provide for, among other things (i) the withdrawal of the Withdrawing Partner from the Partnership, (ii) the admission of the Incoming Partner into the Partnership and (iii) other amendments to the Amended Partnership Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Amended Partnership Agreement is hereby amended as follows:

1.                  Capitalized terms used herein have the same meanings as set forth in the Amended Partnership Agreement, unless specifically defined herein.

2.                  Effective as of the Effective Date:

2.1              The Withdrawing Partner withdraws from the Partnership and acknowledges that it has no further interest therein and its Interest in the Partnership, including, but not limited to, their right to and/or interests in all Profits, Losses, Cash Flow, Sale or Refinancing Transaction Proceeds and other Partnership distributions, other Partnership funds and assets, and any reimbursements of expenses, repayments of any loans made by the Withdrawing Partner or any Affiliate to the Partnership (collectively, the “Interest”), is transferred to the Incoming Partner;

2.2              The Incoming Partner is admitted into the Partnership as the Limited Partner and the entire Interest of the Limited Partner shall be allocated or distributed, as appropriate, to the Incoming Partner and the Incoming Partner agrees to assume and perform all of the obligations of the Limited Partner under the Amended Partnership Agreement, as hereby amended.

3.                  Notwithstanding the withdrawal of the Withdrawing Partner, each of the other Partners hereby elects to continue the business of the Partnership.

4.                  The defined term “Limited Partner” is deleted in its entirety and replaced with the following:

“Limited Partner” means, HCI Properties LLC, a New Jersey limited liability company, or its successors and assigns.

5.                  The defined term “Partner” or “Partners” is deleted in its entirety and replaced with the following:

“Partner” or “Partners” means any or all of the Operating General Partner, the Administrative General Partner and the Limited Partner.

6.                  Section 14.5B of the Partnership Agreement is deleted in its entirety and replaced with the following:

B.         If to the Administrative Limited Partner:

c/o National Partnership Investments Corp.

639 Granite Street

Suite 312

Braintree, MA 02184

Attention:  Jesse Curll

Facsimile: 781-849-7652

and:

AIMCO

4582 South Ulster Street Parkway

Suite 1100

Denver, CO  80237

Attention:  Trent Johnson, Esq.

Facsimile:  720-200-6882

with a copy to:

Law Offices of Peter H. Alpert, Inc.

601 S. Figueroa Street, Suite 2330

Los Angeles, California 90017

Attention: Peter H. Alpert, Esq.

Facsimile: (213) 687-1511

7.                  The following is added as Section 15C of the Partnership Agreement:

C.        If to the Limited Partner:

HCI Properties LLC

c/o AAH Management Co., Inc.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043

Attention: Barry Sharer

Facsimile: 856-435-4868

with a copy to:

Paul & Katz, P.C.

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105C

Voorhees, NJ 08043

Attention: Edward L. Paul

Facsimile: 856-435-7064

8.                  Schedule A attached to the Amended Partnership Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

9.                  As a material inducement to the Withdrawing Partner’s entering into this Amendment, the Operating General Partner represents and warrants that the following are true and correct:

9.1              The Partnership at all times has been and continues to be a limited partnership duly organized, validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation. The Partnership has taken all requisite action in order to conduct lawfully its business in the state in which the Apartment Complex is situated, and is not qualified or licensed to do business and is not required to be so qualified or licensed in any other jurisdiction. The Partnership has the full power and authority to carry on its business, including without limitation, to own, lease and operate the Apartment Complex.

9.2              (i) The execution and delivery of this Amendment by the [perating General Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings, and (ii) assuming the due and proper execution and delivery by the Withdrawing Partner, this Amendment is binding upon and enforceable against the Operating General Partner in accordance with its terms.

9.3              The Compliance Period ended on December 31, 2006.

9.4              Neither the Operating General Partner nor the Partnership has received any notice nor has knowledge of either a compliance violation or other issue relating to any of the Housing Tax Credit rules or regulations or any fact or circumstance which could give rise to such violation.

10.              As a material inducement to the Withdrawing Partner entering into this Amendment, the Incoming Partner hereby represents and warrants to the Withdrawing Partner that (i) the execution and delivery of this Amendment by the Incoming Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and (ii) assuming the due and proper execution and delivery by the Withdrawing Partner, this Amendment is binding upon and enforceable against the Incoming Partner in accordance with its terms.

11.              As a material inducement to the other Parties entering into this Amendment, the Withdrawing Partner hereby represents and warrants that (i) the execution and delivery of this Amendment by the Withdrawing Partner and the performance of the transactions contemplated herein have been duly authorized by all requisite corporate and partnership proceedings and (ii) assuming the due and proper execution and delivery by the other Parties, this Amendment is binding upon and enforceable against the Withdrawing Partner in accordance with its terms.

12.              The representations and warranties set forth above in paragraphs 9, 10, and 11 shall be true and correct as of the Effective Date and shall survive the withdrawal of the Withdrawing Partner from and the admission of the Incoming Partner into the Partnership.

13.              Notwithstanding the withdrawal of the Withdrawing Partner, the Operating General Partner acknowledges that from and after the Effective Date matters may arise that relate back to events that occurred prior to the Effective Date (for purposes of illustration and not limitation, audits by the IRS).  The Operating General Partner agrees that as to such matters (i) the Operating General Partner shall conduct itself in a manner which is consistent with the obligations it had as the Operating General Partner immediately prior to the Effective Date and, accordingly, recognize all of the corresponding rights of the Withdrawing Partner as if the Withdrawing Partner had not withdrawn from the Partnership as provided in this Amendment and (ii) that nothing herein shall relieve the Operating General Partner from such pre-existing obligations. Without limiting the generality of the foregoing, the Operating General Partner shall:

13.1          file on behalf of the Partnership for the current Fiscal Year a United States Partnership Return of Income and such other tax returns and other documents from time to time as may be required by the federal government or by any state or any subdivision thereof within the time(s) prescribed by law for such filings;

13.2          deliver to the Withdrawing Partner within ninety (90) days after the end of the current Fiscal Year such tax information, including, without limitation, a copy of Schedule K-1, as shall be reasonably necessary for inclusion by the Withdrawing Partner in its federal income tax returns and required state income tax and other tax returns;

13.3          deliver to the Withdrawing Partner the current Fiscal Year audited financial statement of the Partnership as required pursuant to the terms of Section 7.3 of the Amended Partnership Agreement.

If the Operating General Partner shall fail, for any reason, to prepare and/or deliver to the Withdrawing Partner any of the returns or other information required by this paragraph 13, the Withdrawing Partner shall have the right to cause such returns and other information prepared at the sole cost and expense of the Operating General Partner, plus an administrative fee payable to the Withdrawing Partner in an amount equal to fifteen percent (15%) of the actual out-of-pocket costs incurred by the Withdrawing Partner to have such returns and information prepared. In furtherance of the foregoing, the Withdrawing Partner and its duly authorized representatives shall have the right to inspect and copy such portions of the Partnership’s books of account which are necessary or appropriate for the preparation of such returns and information; provided, however, it is expressly understood and agreed by the Withdrawing Partner that such access is solely for the purpose of preparing such returns or other information that the Operating General Partner failed to prepare and/or deliver as herein provided, and shall not be deemed to grant the Withdrawing Partner any other rights with respect to the Partnership and/or the operation of its business.

14.              This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement.

15.              The Parties shall execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Amendment.

Except as set forth above, all of the terms and provisions of the Amended Partnership Amendment remain unmodified and in full force and effect.

[Signatures on following page(s)]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective Date.

OPERATING GENERAL PARTNER:                    HOWELL COUNTRYSIDE, INC.,

a New Jersey corporation

By  /s/Barry Sharer

Name: Barry Sharer

Title: President

INCOMING LIMITED PARTNER:                           HCI PROPERTIES LLC[,

a New Jersey limited liability company

By  /s/Barry Sharer

Name: Barry Sharer

Title: Managing Member

ADMINISTRATIVE GENERAL PARTNER:            NATIONAL TAX CREDIT, INC. II,

a California corporation

By  /s/Jesse Curll

Name:  Jesse Curll

Title:  Vice President

WITHDRAWING PARTNER:                                 NATIONAL TAX CREDIT INVESTORS II,

a California limited partnership

By  National Partnership Investments Corp.,

a California corporation,

General Partner

By  /s/Jesse Curll

Name:  Jesse Curll

Title:  Vice President

AMENDED SCHEDULE A
TO THE AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
OF
COUNTRYSIDE NORTH AMERICAN PARTNERS, L.P.

Name and Address                                                                     Capital Contribution

Operating General Partner:

Howell Countryside, Inc.                                                        $                         100.00

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043

Administrative General Partner:

National Tax Credit, Inc. II                                                      $                         100.00

639 Granite Street, Suite 312

Braintree, MA 02184

Limited Partner:

HCI Properties LLC                                                                $                         100.00

Laurelwood Corporate Center

1103 Laurel Oak Road, Suite 105B

Voorhees, NJ 08043